                                                                      EXHIBIT 11


VARCO INTERNATIONAL, INC.
Statement Re Computation of Per Share Earnings

                                                                                Three Months Ended      Six Months Ended
                                                                                   June 30 1995           June 30 1995
                                                                                ----------------------------------------

A. CALCULATION OF ADJUSTED EARNINGS

  Net Income After Tax                                                              $5,403,000              $8,316,000

                                                                  Total Number   Average Number   Stock Option    Shares Used
                                                   Number of   of Shares after        of Shares     Equivalent   To Calculate
                                                        Days         Weighing       Outstanding         Shares            EPS
                                                   --------------------------------------------------------------------------
B. CALCULATION OF AVERAGE
   SHARES OUTSTANDING

  Common Stock Outstanding from
  time-to-time during:

    Three Months Ended June 30, 1995                   91       2,842,995,435       31,241,708         240,491    31,482,199
    Six Months Ended June 30, 1995                    181       5,845,301,353       32,294,483         240,491    32,534,974


C. CALCULATION OF EARNINGS PER SHARE

  Income Per Share =     Net Income After Tax
                         ------------------------
                         Total Shares Outstanding


  Income Per Share =

    Three Months Ended June 30, 1995           5,403,000       =          $0.17
                                            ------------
                                              31,482,199

    Six Months Ended June 30, 1995             8,316,000       =          $0.26
                                            ------------
                                              32,534,974


                                                                      EXHIBIT 11

VARCO INTERNATIONAL, INC.
Statement Re Computation of Per Share Earnings


                                                                                Three Months Ended      Six Months Ended
                                                                                   June 30 1996           June 30 1996
                                                                                 ---------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                               $5,679,000            $8,707,000

                                                                  Total Number   Average Number   Stock Option    Shares Used
                                                   Number of   of Shares after        of Shares     Equivalent   To Calculate
                                                        Days          Weighing      Outstanding         Shares            EPS
                                                   --------------------------------------------------------------------------
B. CALCULATION OF AVERAGE
   SHARES OUTSTANDING

   Common Stock Outstanding from
   time-to-time during:

     Three Months Ended June 30, 1996                  91        2,795,307,505      30,717,665        729,844      31,447,509
     Six Months Ended June 30, 1996                   182        5,542,820,025      30,455,055        729,844      31,184,899


C. CALCULATION OF EARNINGS PER SHARE

    Income Per Share =   Net Income After Tax
                         ------------------------
                         Total Shares Outstanding


    Income Per Share =

    Three Months Ended June 30, 1996           5,679,000       =          $0.18
                                         ---------------
                                              31,447,509

    Six Months Ended June 30, 1996             8,707,000       =          $0.28
                                         ---------------
                                              31,184,899
